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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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      Date of Report (Date of earliest event reported): September 17, 2001


                             VEECO INSTRUMENTS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                     0-16244               11-2989601
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(STATE OR OTHER JURISDICTION        (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)         IDENTIFICATION NO.)

   100 SUNNYSIDE BOULEVARD, WOODBURY, NEW YORK                     11797
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  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


Registrant's telephone number, including area code:        (516) 677-0200

                                 NOT APPLICABLE.
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)



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The registrant hereby amends its Current Report on Form 8-K filed with the
Securities and Exchange Commission on September 21, 2001 by deleting the second paragraph under Item 5 - Other Events in its entirety and by inserting the following in such report:

Item 2.  Acquisition or Disposition of Assets.

On September 21, 2001, Veeco Instruments Inc. (the "Company") consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of September 6, 2001 (the "Merger Agreement"), by and among the Company, Veeco Acquisition Corp. ("Acquisition"), Applied Epi, Inc. ("Applied Epi"), the shareholders of Applied Epi listed on the signature pages thereto and Paul E. Colombo, as Stockholders' Representative. Pursuant to the Merger Agreement, Acquisition merged with and into Applied Epi. As a result, Applied Epi became a wholly-owned subsidiary of the Company. Under the Merger Agreement, the stockholders of Applied Epi became entitled to receive an aggregate of 3,883,460 shares of common stock of the Company and $29.8 million in cash. The merger consideration was determined by arms-length negotiations among the respective parties. The cash portion of the merger consideration was paid out of the Company's available cash. The merger will be accounted for using the purchase method of accounting.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2001

                                   VEECO INSTRUMENTS INC.
                                   (Registrant)


                                   By: /s/ GREGORY A. ROBBINS
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                                       Gregory A. Robbins
                                       Vice President and General Counsel



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